SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2002

Lynx Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Item 5.      Other Events

On June 4, 2002, Lynx Therapeutics, Inc. (the “Company”) issued a press release announcing that Kevin Corcoran had been promoted to President and Chief Executive Officer of the Company. Mr. Corcoran, who has been with the Company for seven years and brings with him 20 years of informatics and bio-instrumentation experience, has served as the Company’s Vice President, Operations, for the last three years. Mr. Corcoran succeeds Norrie Russell, Ph.D., who resigned his position as the Company’s President and Chief Executive Officer to pursue other interests. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 7.      Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release, dated June 4, 2002, entitled “Lynx Appoints Kevin Corcoran as New President and Chief Executive Officer.”

INDEX TO EXHIBITS

99.1	Press Release, dated June 4, 2002, entitled “Lynx Appoints Kevin Corcoran as New President and Chief Executive Officer.”

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lynx Therapeutics, Inc.

Dated: June 4, 2002	By: /s/ Edward C. Albini

Edward C. Albini Chief Financial Officer (Principal Financial and Accounting Officer)